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                                                                       EXHIBIT 5

                        KUMMER KAEMPFER BONNER & RENSHAW
                           3800 HOWARD HUGHES PARKWAY
                                  SEVENTH FLOOR
                          LAS VEGAS, NEVADA 89109-0907
                                  WWW.KKBR.COM
                                TEL: 702.792.7000
                                FAX: 702.796.7181
                                January 15, 2004

READING INTERNATIONAL, INC.
550 S. Hope Street, Suite 1825
Los Angeles, California  90071

RE: READING INTERNATIONAL, INC. REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ON FORM S-8

Ladies and Gentlemen:

As Nevada counsel to Reading International, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, by the Company of 690,000 shares of Class A Nonvoting Common Stock and/or Class B Voting Common Stock, par value $.01 per share (collectively, the "Shares"), on Form S-8 (the "Registration Statement") for issuance under the Reading International, Inc. 1999 Stock Option Plan (the "Plan").

In connection with the opinions expressed herein, we have made such examination of matters of law and fact as we considered appropriate or advisable for purposes hereof. We have examined and relied on originals or copies of all such corporate records, documents, agreements and instruments relating to the Company and the Plan, and certificates of public officials and of representatives of the Company. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the records, documents, agreements and instruments submitted to us as originals, the conformity to the original of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

We are admitted to the bar of the State of Nevada. In rendering our opinions hereinafter stated, we have relied on the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We express no opinion as to the laws of any other jurisdiction or of the United States of America, and we assume no responsibility as to the applicability thereto or effect thereon.

Based upon our examination and subject to the limitations, assumptions and qualifications herein provided, we are of the opinion that (i) the Shares are duly authorized and (ii) upon the sale and issuance thereof in compliance with the Plan, the Shares will be legally issued, fully paid and non-assessable.
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We hereby consent to the filing of the foregoing opinion as an exhibit to the
Registration Statement to be filed with the Securities and Exchange Commission.

                                             Very truly yours,



                                            /s/ Kummer Kaempfer Bonner & Renshaw

                                            KUMMER KAEMPFER BONNER & RENSHAW